UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15d of the Securities Exchange Act of 19345
Date of Report (Date of earliest event reported): April 22, 2009

WILMINGTON TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14659	51-0328154

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Wilmington Trust Corporation Rodney Square North 1100 North Market Street Wilmington, Delaware	19890

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (302) 651-1000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Wilmington Trust Corporation’s (WTC’s) press release reporting its results of operations and financial condition for the first quarter of 2009 was dated April 24, 2009, is attached hereto as Exhibit 99, and is being furnished pursuant to Item 2.02 of Form 8-K.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
At WTC’s annual shareholders’ meeting held on April 22, 2009, WTC’s shareholders approved the company’s 2009 Executive Incentive Plan and 2009 Long-Term Incentive Plan. The Executive Incentive Plan is intended to provide additional incentive to WTC’s officers to achieve targeted levels of achievement through cash and stock-based awards. The plan is administered by the Compensation Committee of WTC’s Board of Directors, and awards in respect of a maximum of 300,000 shares of WTC’s stock may be issued under this plan. This description is qualified by reference to the plan, which is attached as Exhibit C to the definitive proxy statement WTC filed with the Securities and Exchange Commission on March 16, 2009.
In addition, at WTC’s annual shareholders’ meeting, WTC’s shareholders approved the company’s 2009 Long-Term Incentive Plan. The Long-Term Incentive Plan is designed to assist WTC and its subsidiaries and affiliates in attracting and retaining highly competent officers, other key staff members, directors, and advisory board members. The plan provides for the grant of up to 3,000,000 shares of WTC’s stock, continues until April 30, 2012, and is administered by the Compensation Committee and Select Committee of WTC’s Board of Directors. The plan provides for the grant of incentive and non-statutory stock options, performance awards, restricted stock, restricted stock units, other stock-based awards, and payment of a portion of the annual retainer to WTC’s Board of Directors in WTC stock. This description is qualified by reference to the plan, which is attached as Exhibit D to the definitive proxy statement WTC filed with the Securities and Exchange Commission on March 16, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILMINGTON TRUST CORPORATION
Date: April 24, 2009	By:	/s/ David R. Gibson
		Name:	David R. Gibson
		Title:	Executive Vice President and Chief Financial Officer (Authorized officer)